UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange
Huntsman International LLC	NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2021, Huntsman Corporation’s wholly-owned subsidiary, Huntsman International LLC (the “Issuer”), issued $400,000,000 in aggregate principal amount of its 2.950% Senior Notes due 2031 (the “Notes”), pursuant to the Indenture, dated as of March 13, 2019 (the “Base Indenture”), by and between the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of May 26, 2021, by and between the Issuer and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes were sold pursuant to the Underwriting Agreement (as defined below).

The Notes are general unsecured senior obligations of the Issuer. Interest on the Notes will accrue from May 26, 2021 and will be payable on June 15 and December 15 of each year, beginning December 15, 2021, at a rate of 2.950% per year. The Notes will mature on June 15, 2031.

The Indenture imposes certain limitations on the ability of the Issuer and its subsidiaries to, among other things, incur additional indebtedness secured by any principal properties, enter into sale and leaseback transactions with respect to any principal properties and consolidate or merge with or into any other person or lease, sell or transfer all or substantially all of its properties and assets.

The Issuer may redeem the Notes in whole or in part at any time prior to March 15, 2031 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption. The Issuer may redeem the Notes in whole or in part on or after March 15, 2031 at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Upon the occurrence of certain change of control repurchase events, holders of the Notes will have the right to require that the Issuer purchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.1 to the Issuer’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 13, 2019, and is incorporated herein by reference, and the Supplemental Indenture, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On May 24, 2021, the Issuer entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and BofA Securities, Inc., as representatives of the several underwriters named in Schedule A thereto, with respect to the issuance and sale of the Notes. The Underwriting Agreement contains representations, warranties and covenants of the parties thereto, conditions to closing, indemnification obligations of the parties thereto and termination and other customary provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K:

(d) Exhibits

Number	Description of Exhibits

1.1	Underwriting Agreement, dated as of May 24, 2021, among Huntsman International LLC and Citigroup Global Markets Inc. and BofA Securities, Inc., as representatives of the several underwriters named in Schedule A thereto.

4.1	Indenture, dated as of March 13, 2019, by and between Huntsman International LLC and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Huntsman International LLC’s Current Report on Form 8-K filed on March 13, 2019).

4.2	Second Supplemental Indenture, dated as of May 26, 2021, by and between Huntsman International LLC and Wilmington Trust, National Association, as trustee.

4.3	Form of 2.950% Senior Notes due 2031 (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Claire Mei
Claire Mei
Vice President and Treasurer

Dated: May 26, 2021